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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated May 16, 2003, accompanying the financial statements and schedules included in the Annual Report of Computer Horizons Corp. Employee Savings Plan on Form 11-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Computer Horizons Corp. on Form S-8 (File No. 033-64763), effective December 5, 1995.



GRANT THORNTON LLP


Edison, New Jersey
June 26, 2003